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EXHIBIT 4.13

                           CROSS-GUARANTY AGREEMENT

                                  (Unlimited)





To: Brown Brothers Harriman & Co. (the "Lender")
    40 Water Street
    Boston, Massachusetts  02109





     1. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. In consideration of the Lender extending credit or otherwise in its discretion giving time, financial or banking facilities or accommodations to any one or more of the undersigned (each a "Customer" with respect to such extensions of credit, facilities or accommodations), each undersigned hereby unconditionally guarantees to the Lender (each undersigned being referred to as a "Guarantor" with respect to its guaranty obligations set forth herein) that (a) each Customer will duly and punctually pay or perform, at the place specified therefor or, if no place is specified, at the Lender's Head Office or at the branch of the Lender where this Guaranty is given, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of any Customer to the Lender now or hereafter owing or incurred (including without limitation costs and expenses incurred by the Lender in attempting to collect or enforce any of the foregoing) which are chargeable to any Customer either by law or under the terms of the Lender's arrangements with such Customer, accrued in each case to the date of payment hereunder (collectively, the "Obligations" and individually, an "Obligation"); (b) if there is an agreement evidencing or executed and delivered in connection with any Obligation, each Customer will perform in all other respects strictly in accordance with the terms thereof; and (c) this Guaranty shall not be affected by any fraudulent, illegal, or improper act by any customer, nor by the invalidation (by operation of law or otherwise) of all or any part of the Obligations of any customer to you. This Guaranty is an absolute, direct, unconditional and continuing guaranty of the full and punctual payment and performance by each Customer of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from any Customer or resort to any security or any other means of obtaining payment of any of the Obligations which the Lender now has or may acquire after the date hereof, or upon any other contingency


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whatsoever.  Nothing shall discharge or satisfy the liability of each Guarantor hereby except the full payment and performance of all of each customer's debts and obligations to the Lender with interest and cost of collection. Upon any default by any Customer in the full and punctual payment and performance of the Obligations, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Lender, become forthwith due and payable to the Lender without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor hereunder may be required by the Lender on any number of occasions.



     2. GUARANTORS' FURTHER AGREEMENTS TO PAY. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Lender forthwith upon demand, in funds immediately available to the Lender, all costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment at the usual rate charged by the Lender to each of the undersigned respectively.



     3. UNLIMITED LIABILITY OF GUARANTORS. The liability of each Guarantor hereunder shall be unlimited and shall be joint and several.



     4. TERMINATION OF GUARANTY. Except as specifically provided otherwise, the obligations of each Guarantor under this Guaranty shall continue in full force and effect until all Obligations are fully paid and performed. This Guaranty may be terminated as to any Guarantor only by giving you sixty (60) days' prior written notice by registered or certified mail, and thereupon this Guaranty shall terminate with respect to such Guarantor only at the expiration of said sixty (60) days period which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions having their inception prior to such date. The death, termination and dissolution of any Guarantor shall not effect the termination of this Guaranty as to any other Guarantor.
The termination by any Guarantor or any other Guaranty shall not affect the continuing liability hereunder of Guarantor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the obligations guaranteed hereunder is rescinded or otherwise must be restored by Lender to any Customer or to the creditors of such Customer or any representative of such Customer or representative of the Customer's creditor's as a voidable preference or fraudulent conveyance upon the insolvency, Bankruptcy or reorganization of any Customer, or to


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any Guarantor or to the creditors of any Guarantor or any representative of any Guarantor or representative of the creditors of any Guarantor upon the insolvency, Bankruptcy or reorganization of any Guarantor, or otherwise, all as though such payments had not been made, and in such event this Guaranty shall survive as an obligation of each Guarantor, notwithstanding any return of the original of this Guaranty to any Guarantor or Customer or any other apparent termination of Guarantor's obligations hereunder.



     5. SECURITY; SETOFF. Each Guarantor grants to the Lender, as security for the full and punctual payment and performance of such Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Lender or any of its lending affiliates, or any Lender acting as a participant under any loan agreement between any Customer and Lender, and in all deposits and other sums credited by or due from the Lender or any of its lending affiliates, or any Lender acting as a participant under any loan agreement between any Customer and Lender, to such Guarantor or subject to withdrawal by such Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Lender may at any time and without notice to such Guarantor set off the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom.



     6. LENDER'S FREEDOM TO DEAL WITH CUSTOMERS AND OTHER PARTIES. The Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with each Customer and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Lender in its sole discretion deems fit, and to this end each Guarantor gives to the Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to any Customer at such times, in such amounts and on such terms as the Lender may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Lender of any customer or of any such other party, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or acquires after the date hereof,
(e)  accept partial payments from any Customer or any such other party,
(f)  release or discharge, wholly or partially, any endorser or guarantor, and
(g) compromise or make any settlement or other arrangement with any Customer or any such other party.


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     7.   UNENFORCEABILITY OF OBLIGATIONS AGAINST CUSTOMERS; INVALIDITY OF
SECURITY OR OTHER GUARANTIES. If for any reason a Customer has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations are not recoverable from any Customer by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.



     8. WAIVERS BY GUARANTORS. Each Guarantor waives: notice of acceptance thereof, presentment and protest of any instrument, and notice thereof; notice of default; notice of any action taken or omitted by the Lender in reliance hereon, and any requirement that the Lender be diligent or prompt in making demands hereunder, giving notice of any default by any Customer or asserting any other right of the Lender hereunder. Each Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of such Guarantor's obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.



     9. NO CONTEST WITH LENDER. No Guarantor will, by paying any sum recoverable hereunder (whether or not demanded by the Lender) or by any means or on any other ground, claim any setoff or counterclaim against any Customer in respect of any liability of such Guarantor to such Customer or, in proceedings under the Bankruptcy Act or insolvency proceedings of any nature, prove in competition with the Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of any Customer or the benefit of any other security for any Obligation which, now or hereafter, the Lender may hold or in which it may have any share.



     10. BANKRUPTCY. If any Customer or Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in Bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of any Customer or Guarantor, or any other guarantor, any and all obligations of each Guarantor shall, at your option, forthwith become due and payable without notice.


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     11.  LENDER'S RECORDS.  The Lender's books and records showing the account between you and any Customer shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.



     12. DEMANDS AND NOTICES. Any demand on or notice to any Guarantor shall be in writing and shall be effective when handed to such Guarantor or left at or mailed or sent by telegraph to such Guarantor's usual or last-known address.



     13. AMENDMENTS, WAIVERS, ETC. Except as otherwise provided in paragraph 4 of this Guaranty, no provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Lender and the Guarantor to be affected by the same, expressly referring the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of delaying or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.



     14. MISCELLANEOUS PROVISIONS. Rights and remedies available to Lender under this Guaranty are cumulative, and not exclusive of any rights and remedies otherwise available to Lender. Lender's delay or omission by Lender in exercising any of its rights and remedies shall not constitute a waiver of these rights and remedies, nor shall Lender's waiver of any right or remedy operate as a waiver of any other right or remedy available to Lender. Lender's waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall it be considered to be a continuing waiver. This Guaranty incorporates all discussions and negotiations between Lender and each Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and that no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, and that no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of the Lender. This Guaranty and all documents which have been or may be hereinafter furnished by each Guarantor to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, xerographic, or similar process, and that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).


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     This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, executors, administrators, successors and assigns of each Guarantor and shall inure to the benefit of Lender's successors and assigns.



     If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.



     JURY WAIVER. EACH GUARANTOR AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS, IN ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.



                             [INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the undersigned have executed this Guaranty or have caused this Guaranty to be executed on their behalf by an officer or other person thereunto duly authorized under seal as of the 24th day of April, 1998.


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                                       SeraCare, Inc.


-----------------------------          By:  /s/      Barry  D. Plost
                                          ------------------------------------
                                          Barry D. Plost, Chairman and CEO



                                       Avre, Inc.


-----------------------------          By:  /s/     Barry D. Plost
                                          ------------------------------------
                                          Barry D. Plost, Chairman and CEO



                                       Binary Associates, Inc.


-----------------------------          By:  /s/ Barry D. Plost
                                          ------------------------------------
                                          Barry D. Plost, Chairman and CEO



                                       SeraCare Acquisitions, Inc.


-----------------------------          By:  /s/ Barry D. Plost
                                          ------------------------------------
                                          Barry D. Plost, Chairman and CEO



                                       BHM Labs, Inc.


-----------------------------          By:  /s/ Barry D. Plost
                                          ------------------------------------
                                          Barry D. Plost, Chairman and CEO



                                       SeraCare Technology, Inc.


-----------------------------          By:  /s/ Barry D. Plost
                                         ------------------------------------
                                          Barry D. Plost, Chairman and CEO



                                       Western States Group, Inc.


-----------------------------          By:  /s/ Barry D. Plost
                                         ------------------------------------

                                      19




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                                          Barry D. Plost, Chairman and CEO



































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